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                                                                    EXHIBIT 12.1

                                 AQUANTIVE, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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                                                                             YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------
                                                                2004       2003       2002       2001       2000
                                                              --------   --------   --------   --------   --------
Pre-tax income (loss) from continuing operations              $ 27,596   $ 12,659   $ (3,263)  $(39,984)  $(42,929)
Add: Fixed charges
      Interest expensed & capitalized                            2,298        932      1,090      1,670      1,230
      Amortized capitalized expenses related to
         indebtedness                                               --         --         --         --         --
                                                              --------   --------   --------   --------   --------
Total Fixed charges (B)                                          2,298        932      1,090      1,670      1,230
Pre-tax income (loss) from continuing operations
   before fixed charges (A)                                   $ 29,894   $ 13,591   $ (2,173)  $(38,314)  $(41,699)
                                                              --------   --------   --------   --------   --------
Ratio of earnings to fixed charges* (A) / (B)                     13.0       14.6       (2.0)     (22.9)     (33.9)
                                                              ========   ========   ========   ========   ========
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